 Exhibit 24.01

POWER OF ATTORNEY

 Each of the undersigned directors of SCANA Corporation (the “Company”), hereby constitutes and appoints
W. B. Timmerman, K.B. Marsh, J. E. Addison and R. T. Lindsay, or any of them, his or her true and lawful attorneys, and with the power to act with or without the others, and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-8, and any and all amendments thereto, with respect to the registration of 150,000 shares of the Company’s common stock authorized for issuance pursuant to the SCANA Corporation Director Compensation and Deferral Plan.

 IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 11th day of February, 2011.

/s/B. L. Amick	/s/J. M. Micali
B. L. Amick	J. M. Micali
Director	Director

/s/J. A. Bennett	/s/L. M. Miller
J. A. Bennett	L. M. Miller
Director	Director

/s/S. A. Decker	/s/ J. W. Roquemore
S. A. Decker	J. W. Roquemore
Director	Director

/s/D. M. Hagood	/s/M. K. Sloan
D. M. Hagood	M. K. Sloan
Director	Director

/s/K. B. Marsh	/s/H. C. Stowe
K. B. Marsh	H. C. Stowe
Director	Director

/s/J. W. Martin, III	/s/W. B. Timmerman
J. W. Martin, III	W. B. Timmerman
Director	Director